Exhibit 99.1

1 Midland States Bancorp, Inc. NASDAQ: MSBI Investor Presentation November 2023

2 2 Forward - Looking Statements. This presentation may contain forward - looking statements within the meaning of the federal securities laws. Forward - looking statements expressing management’s current expectations, forecasts of future events or long - term goals may be based upon beliefs, expectations and assumptions of the Company’s management, and are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. All statements in this presentation speak only as of the date they are made, and the Company undertakes no obligation to update any statement. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward - looking statements including changes in interest rates and other general economic, business and political conditions, the impact of inflation, continuing effects of the failures of Silicon Valley Bank and Signature Bank, increased deposit volatility and potential regulatory developments. These risks and uncertainties should be considered in evaluating forward - looking statements, and undue reliance should not be placed on such statements. Additional information concerning the Company and its businesses, including additional factors that could materially affect the Company’s financial results, are included in the Company’s filings with the Securities and Exchange Commission. Use of Non - GAAP Financial Measures. This presentation may contain certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States (“GAAP”). These non - GAAP financial measures include “Adjusted Earnings,” "Adjusted Earnings Available to Common Shareholders," “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,” “Adjusted Return on Average Tangible Common Equity,” “Adjusted Pre - Tax, Pre - Provision Income,” “Adjusted Pre - Tax, Pre - Provision Return on Average Assets,” “Efficiency Ratio,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share,” “Tangible Book Value Per Share excluding Accumulated Other Comprehensive Income,”and “Return on Average Tangible Common Equity.” The Company believes that these non - GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non - GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures. Not all companies use the same calculation of these measures; therefore this presentation may not be comparable to other similarly titled measures as presented by other companies. Reconciliations of these non - GAAP measures are provided in the Appendix section of this presentation.

3 3 Company Snapshot • Illinois state - chartered community bank founded in 1881 • $8.0 billion in assets • $3.5 billion Wealth Management business • Commercial bank focused on in - market relationships with national diversification in equipment finance • 53 branches in Illinois and Missouri • 16 successful acquisitions since 2008 Financial Highlights as of September 30, 2023 $8.0 Billion Total Assets $6.3 Billion Total Loans $6.4 Billion Total Deposits $3.5 Billion Assets Under Administration 1.04% YTD ROAA: 15.22% YTD Return on TCE (1) : 6.09% TCE/TA: 1.70% YTD PTPP (1) ROAA: Dividend Yield: 5.84% 0.93x Price/Tangible Book: 5.5x Price/LTM EPS: Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

4 Recent Trends and Operational Highlights 4 • Profitable growth and improved efficiencies resulting in higher EPS and increased returns over the past few years • Strengthened commercial banking team and increased presence in faster growing markets driving significant organic loan growth and consistent inflows of new commercial deposits • More diversified, lower - risk loan portfolio resulting in improved asset quality • Banking - as - a - Service foundation being developed and expected to start making a contribution in 2024 • Wealth Management business focused on more effectively capitalizing on cross - selling opportunities and increasing organic growth rate • More conservative approach to new loan production adopted in light of current environment until economic conditions improve • Well positioned to capitalize on the current environment to add new commercial and retail deposit relationships

5 Financial Services & Banking Center Footprint 5

6 Investment Summary Consistent track record of driving compelling shareholder returns through disciplined strategic expansion and earnings growth Organization - wide focus on expense management driving improvement in operating efficiencies Attractive , stable deposit franchise with core deposits consistently averaging more than 85% of total deposits Leveraging technology to drive revenue growth, increase market share, and enhance the customer experience Proven track record of successful acquisitions with a focus on enhancing shareholder value while building a platform of scalability Illinois and contiguous states provide ample opportunities for future acquisitions Well diversified loan portfolio across asset classes, industries and property types > 85% 6

7 Business and Corporate Strategy Customer - Centric Culture Drive organic growth by focusing on customer service and accountability to our clients and colleagues; seek to develop bankers who create dynamic relationships; pursue continual investment in people; maintain a core set of institutional values, and build a robust technology platform that provides customers with a superior banking experience Operational Excellence A corporate - wide focus on driving improvements in people, processes and technology in order to generate further improvement in Midland's operating efficiency and financial performance Enterprise - Wide Risk Management Maintain a program designed to integrate controls, monitoring and risk - assessment at all key levels and stages of our operations and growth ; ensure that all employees are fully engaged Accretive Acquisitions Maintain experienced acquisition team capable of identifying and executing transactions that build shareholder value through a disciplined approach to pricing; take advantage of relative strength in periods of market disruption Revenue Diversification Generate a diversified revenue mix and focus on growing businesses that generate strong recurring revenues such as wealth management 7

8 Experienced Senior Management Team Jeffrey G. Ludwig | President and CEO of Midland States Bancorp ▪ Assumed Company CEO role in Jan. 2019 after serving as Bank CEO ▪ More than 10 years serving as CFO ▪ Joined Midland in 2006; 16+ years in banking industry Jeffrey S. Mefford | President of Midland States Bank and EVP of Midland States Bancorp ▪ Joined Midland in 2003 ▪ Appointed Bank President in March 2018 ▪ Oversees all sales activities for commercial, retail, mortgage, wealth management, equipment finance, and treasury management Douglas J. Tucker | SVP, Corporate Counsel and Director of IR ▪ 20+ years experience advising banks and bank holding companies ▪ Significant IPO, SEC reporting and M&A experience ▪ Joined Midland in 2010 Eric T. Lemke | Chief Financial Officer ▪ Promoted to Chief Financial Officer in November 2019 ▪ Joined Midland in 2018 as Director of Assurance and Audit ▪ 25+ years of financial accounting and reporting experience in financial services Jeffrey A. Brunoehler | Chief Credit Officer ▪ 30+ years in banking, lending and credit ▪ Leads the credit underwriting, approval and loan portfolio management functions ▪ Joined Midland in 2010 8

Successful Acquisition History

- Midland States has completed 16 transactions since 2008, including FDIC-assisted, branch, whole bank, asset purchase and business line acquisitions, and a New York trust asset acquisition
- Demonstrated history of earnings expansion
- Deliberate diversification of geographies and revenue channels
- Successful post-closing integration of systems and businesses
- Most recent acquisition: FNBC branch acquisition (closed in Q2 2022)

Selected Acquisitions

	2009	2010	2014	2016	2017	2018	2019
	Strategic Capital Bank	AMCORE Bank, N.A.	Love Savings / Heartland Bank	Sterling Bancorp	Centrue Financial	Alpine Bancorp.	HomeStar Financial
Acquisition Type	FDIC-Assisted	12 Branches	Whole Bank	Trust Administration	Whole Bank	Whole Bank and Wealth Mgmt	Whole Bank
Assets Acquired ($mm)	$540.4	$499.5	$889.0	—	$990.2	$1,243.3	$366.0
Location	Champaign, IL	Northern Illinois	St. Louis, MO	Yonkers, NY	Northern Illinois	Rockford, IL	Kankakee, IL
	Financially Transformative	Operationally Transformative	Revenue Diversification	Expansion of Trust Business	Enhanced Scale and Market Presence	Expanded Core Bank and Wealth Management	Low-cost Deposit Franchise and Market Presence

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Midland States Bancorp, Inc.

Strategic Initiatives Strengthening Franchise Significant Corporate Actions Since Coming Public in 2016... Financial Impact Strategic Rationale Action 2022 $7.9B 2016 $3.2B Total Assets ▪ Low - cost deposits Three whole bank acquisitions $3.5B $1.7B AUA ▪ Recurring revenue Four Wealth Management acquisitions $1.1B $191M Equipment Finance ▪ Diversify revenue with attractive risk - adjusted yields Expanded equipment finance group Scale Financial Impact Strategic Rationale Action 2022 55.35% 2016 68.66% Efficiency Ratio (1) ▪ Increasing adoption of digital Branch network and facility reductions ▪ Harness data to drive efficiencies for increased wallet share $120M $53M Deposits/Branch Accelerate technology investments 10 10 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. Efficiency

Strategic Initiatives Strengthening Franchise ...Have Produced Improved Growth and Profitability Adjusted Pre - Tax Pre - Provision Earnings (1) Total Loans (in millions) $50.0 $61.9 $83.7 $101.3 $108.9 $120.4 $137.5 1.59% 1.55% 1.53% 1.74% 1.67% 1.75% 1.82% (in millions) (in millions, as of year - end) Adjusted PTPP Adjusted PTPP / Avg Assets 2016 2017 2018 2019 2020 Efficiency Ratio (1) 2021 2022 Adjusted PTPP CAGR: 18.4% $2,320 $3,227 $4,138 $4,401 $5,103 $5,225 $6,306 2016 2017 2018 2019 2020 2021 Wealth Management Revenue 2022 CAGR: 18.1% 68.66% 66.66% 66.08% 61.53% 59.42% 57.05% 55.35% 2016 2017 2018 2019 2020 2021 2022 $8.09 10 11 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $13.34 $20.51 $21.83 $22.80 $26.81 $25.71 2016 2017 2018 2019 2020 2021 2022

12 Successful Execution of Strategic Plan... 12 Total Assets (at period - end in billions) $1.1 $1.6 $1.5 $1.6 $1.7 $2.7 $2.9 $6.1 $5.6 $4.4 $3.2 $7.4 $6.9 $7.9 $8.0 2015 2016 2017 Selected Acquisitions 2009 2010 2011 2012 2013 2014 2018 2019 2020 2021 2022 3Q 2023 CAGR: 15% Selected Acquisitions: Total Assets at Time of Acquisition (in millions) 2009: Strategic Capital Bank ($540) 2010: AMCORE Bank ($500) 2014: Love Savings/Heartland Bank ($889) 2017: Centrue Financial ($990) 2018: Alpine Bancorp ($1,243) 2019: HomeStar Financial Group ($366)

...Leads to Creation of Shareholder Value 22 Consecutive Years of Dividend Increases Tangible Book Value Per Share (1) Dividends Declared Per Share TBV/Share ex. AOCI CAGR: 7.9% CAGR: 7.0% $17.31 $17.00 $18.64 $19.31 $21.66 $20.94 $21.98 $17.22 $17.09 $18.34 $18.80 $21.42 $26.66 $24.72 2017 2018 2019 2020 2021 2022 3Q 2023 Tangible Book Value Per Share TBV/Share ex. AOCI $0.80 13 13 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $0.88 $0.97 $1.07 $1.12 $1.16 $1.20 2017 2018 2019 2020 2021 2022 3Q 2023 (annualized)

...And Increased Profitability Adjusted Diluted EPS (1) CAGR: 14.9% Adjusted ROATCE (1) 11.32% 15.00% 14.44% 9.24% 18.33% 18.59% 15.80% 2017 2018 2019 2020 2021 2022 YTD 2023 $1.89 13 14 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. $2.39 $2.54 $1.70 $3.65 $3.79 2017 2018 2019 2020 2021 2022 Adjusted Diluted EPS data and CAGR through 2022

Technology Roadmap

Midland's technology investments are enhancing efficiencies, improving client experience, and positively impacting retail deposit gathering and commercial/consumer loan production

Consumer | Small Business | Commercial | Wealth

Customer Facing

- **Flexible Overdrafts** (Q1 2022) – Velocity Solutions
- **Commercial Online Account Opening** (Q4 2021) – nCino
- **Near real time payments** (Q1 2021) – Zelle
- **Integrated Payables - Payments** (Q4 2021) – FIS
- **Online loan Origination** (Q1 2021) – blend
- **Commercial Relationship pricing optimization engine** (Q1 2022) – precisionlender
- **Online Access and Portal** (Q3 2023) – Envestnet MoneyGuide, FIS, Black Diamond
- **Consumer online account opening** (2020) – nCino
- **SBA Loan Portal** (2021) – salesforce
- **SBB Loan Portal** (Opening May 2023) – salesforce
- **Automated analytics-based marketing platform deployed with access to all datasets and all businesses** (2020 and on-going) – salesforce marketing cloud
- **CRM deployed to 700+ front office employees with rich view of the customer, automated leads, and single view of pipelines for executive team** (2020) – salesforce
- **Retail Banking Needs Navigator & Customer Incentive Programs** (2020) – salesforce
- **Self service loan portal and treasury on-boarding** (2021) – salesforce
- **Trust Platform** (Q1 2024) – SS&C Innovest, Black Diamond
- **Five9 Customer Care** (March 2023) – salesforce, Five9
- **RIA Platform** (Q3 2023) – Black Diamond

Foundational

- **Fintech Partnerships Established** – Canapi Fund, Alloy, Blend, Plaid, GreenSky, JAM/FINTOP Fund, Informatica (JAM, FINTOP, Informatica, GreenSky, Canapi, alloy, PLAID, synctera, LendingPoint, Five9, TrueDigital)
- **CX Platform Customer Feedback (2020, 2021)** – NICE
- **Artificial Intelligence (2020, 2021)** 200+ RPA "bots" deployed in the last 18 months, AI based solutions applied in Risk Management, Mortgage Operations (Q2 2021), and Cyber Security (UEBA) – UiPath, nintex
- **Silo-elimination and 360 view of customer (2020)** All sales teams on single sales platform using same 360 view of customer – SAS Viya, Power BI
- **Centralized Data Analytics – Informatica, PowerBI, SAS Viya (2018, 2019, 2020)** Oracle data warehouse with 98% of data accessible for analytics across all products, services and channels.
- **Digital Talent (47 FTE)** Chief Digital Officer, Director – Strategic Transformation, Director – Strategic Engineering & Development, Director – Banking as a Service, , Lead Engineer API Development, Senior Manager – Digital Marketing, Manager – Customer Experience, Board Member – Digital Expertise, Web Development

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Loan Portfolio and Asset Quality 16 16

17 17 Industries as a percentage of Commercial, CRE and Equipment Finance Loans and Leases with outstanding balances of $4.89 billion as of September 30, 2023 ($s in millions) RE/Rental & Leasing $1,533.9 31.4% All Others $622.8 12.7% Skilled Nursing $468.8 9.6% Construction - General $336.7 6.9% Manufacturing $245.0 5.0% Finance and Insurance $317.8 6.5% Assisted Living $131.5 2.7% Trans./Ground Passenger $206.8 4.2% Accommodation & Food Svcs $230.8 4.7% Ag., Forestry, & Fishing $146.9 3.0% General Freight Trucking $221.4 4.5% Retail Trade $175.3 3.6% Wholesale Trade $75.2 1.5% Other Services $100.2 2.1% Commercial Loans and Leases by Industry Health Care $72.7 1.5%

18 Commercial Real Estate Portfolio by Collateral Type 18 CRE Concentration (as of September 30, 2023) 38.4% CRE as a % of Total Loans 262.0% CRE as a % of Total Risk - Based Capital (1) Notes: (1) Represents non - owner occupied CRE loans only Collateral type as a percentage of the Commercial Real Estate and Construction Portfolio with outstanding balances of $2.83 billion as of September 30, 2023 ($s in millions) Skilled Nursing $469.6 16.6% Retail $439.5 15.5% Multi - Family $485.3 17.2% Industrial/Warehouse $218.6 7.7% Assisted Living $157.9 5.6% All Other $183.7 6.5% Hotel/Motel $165.9 5.9% Office $147.6 5.2% Farmland $65.2 2.3% Residential 1 - 4 Family $85.9 3.0% Raw Land $13.8 0.5% Restaurant $35.8 1.3% Mixed Use/Other $85.6 3.0% Medical Building $106.7 3.8% Special Purpose $93.7 3.3% C - Store/Gas Station $74.4 2.6%

19 Commercial Loan Growth 19 • New hires and an increase in productivity of the commercial banking group without increasing the size of the business development team • Addition of expertise in specialty finance and SBA lending • Increased exposure to higher growth markets in Northern Illinois and St. Louis • Successfully moving up market and working with larger clients that have greater financing needs • Effectively leveraging technology investments, including the Salesforce platform, to improve win rate and expand relationships with clients • New commercial loan production to be funded by planned reduction in consumer portfolio Commercial and CRE Loan Production (in millions) More conservative approach to new loan production in light of economic uncertainty has impacted production levels since mid - 2022 $313 $417 $289 $857 $673 $861 $661 $508 $365 $252 $226 New Loan Fundings New Unfunded Commitments 1Q 2Q 3Q 2021 2021 2021 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 2021 2022 2022 2022 2022 2023 2023 2023

20 Midland Equipment Finance Portfolio Overview 20 Portfolio Characteristics (as of September 30, 2023) Nationwide portfolio providing financing solutions to equipment vendors and end - users $1,064.4 million (16.9% of total loans) Total Outstanding Loans and Leases 9,099 Number of Loans and Leases $116,980 Average Loan/Lease Size $3.5 million Largest Loan/Lease 5.95% Weighted Average Rate Manufacturing, General Freight Trucking, Construction, Transit and Ground Passenger Representative Industries Served Equipment Finance Outstanding Balances (in millions) NCOs/Avg Loans & Non Accruals/Qtr End Loans $985 $1,035 $1,108 $1,142 $1,115 $1,064 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 0.01% 0.17% 0.05% 0.43% 0.51% 0.82% 0.45% 0.37% 0.44% 0.43% 0.59% 1.10% 1Q23 2Q23 NA/Qtr Loans 2Q22 3Q22 4Q22 NCOs/Avg Loans 3Q23 Note: New production being limited in order to reduce portfolio as a percentage of total loans

GreenSky Consumer Loan Portfolio Overview Portfolio Characteristics (as of September 30, 2023) $754.7 million (12.0% of total loans) Total Outstanding 5.58% Weighted Average Rate 425,181 Number of Loans $1,923 Average Loan Size 775 Average FICO Score Projected GreenSky Balances $936 $876 $818 $755 $671 $589 $521 $458 $407 Actual 4Q22 Actual 1Q23 Actual Actual Proj Proj 2Q23 3Q23 4Q23 1Q24 Proj 2Q24 Proj 3Q24 Proj 4Q24 Plan with GreenSky to Wind Down Portfolio ▪ Notice provided to officially terminate the GreenSky program in October 2023 ▪ Reduced loan originations ▪ Projected portfolio reduction to $407 million by EOY 2024 ▪ Decrease in portfolio to improve liquidity and capital ▪ Escrow deposits 21 21 • Escrow deposits absorb losses in excess of cash flow waterfall • Escrow account totaled $33.8 million at 9/30/23 or 4.5% of the portfolio (in millions)

Asset Quality • Nonperforming loans increased $1.1 million primarily due to one commercial loan as well as increases in the equipment finance portfolio • Net charge - offs to average loans was 0.22% • Provision for credit losses on loans of $5.2 million, primarily related to increases in past dues for the equipment finance portfolio, other Q factors, and decreases to specific reserves Nonperforming Loans / Total Loans (Total Loans as of quarter - end) NCO / Average Loans 0.76% 0.78% 0.80% 0.86% 0.89% 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 0.21% 21 22 0.14% 0.03% 0.19% 0.22% 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023

Changes in Allowance for Credit Losses ($ in thousands) ▪ Changes to specific reserves ▪ New Loans ▪ Changes in Credit quality including risk rating ▪ Changes in portfolio mix ▪ Aging of existing portfolio ▪ Other charge - offs and recoveries ▪ Change to macro - economic variables and forecasts ▪ Changes to other economic qualitative factors $64,950 21 23 $(1,541) $3,207 $53 $66,669 ACL June 30, 2023 Specific Reserves Portfolio Changes Economic Factors ACL September 30, 2023

ACL by Portfolio 21 24 % of Total Loans ACL Loans % of Total Loans ACL Loans Portfolio ($ in thousands) September 30, 2023 June 30, 2023 0.59% $ 5,180 $ 875,295 0.87% $ 7,563 $ 874,004 Commercial — % — 30,522 — % — 48,547 Warehouse Lines 1.38% 10,110 732,616 1.70% 11,847 697,235 Commercial Other 1.59% 9,743 614,633 1.96% 11,361 578,931 Equipment Finance Loans 1.51% 7,542 500,485 1.94% 9,436 485,460 Equipment Finance Leases 1.25% 20,544 1,647,680 0.99% 16,253 1,636,168 CRE non - owner occupied 1.26% 5,711 453,514 1.20% 5,265 439,642 CRE owner occupied 0.98% 2,676 273,939 0.96% 2,583 269,708 Multi - family 0.72% 494 68,862 0.77% 510 66,646 Farmland 0.87% 3,189 366,631 0.85% 3,530 416,801 Construction and Land Development 1.59% 4,952 311,796 1.61% 5,038 313,638 Residential RE First Lien 1.00% 599 59,690 1.07% 660 61,573 Other Residential 0.74% 804 108,619 0.76% 847 111,432 Consumer 0.33% 3,149 968,217 0.35% 3,137 908,576 Consumer Other (1) 1.02% 64,950 6,367,344 1.06% 66,669 6,280,883 Total Loans 1.16% 61,436 5,276,170 1.21% 63,090 5,235,382 Loans (excluding BaaS portfolio (1) and warehouse lines) Notes: (1) Primarily consists of loans originated through GreenSky relationship

Recent Financial Trends 21 25

26 Overview of 3Q23 Strong Financial Performance Stable Deposit Base Conservative Underwriting and Pricing Criteria Results in Small Decline in Total Loans Stable Asset Quality and Increase in Capital Ratios 26 • Net income available to common shareholders of $15.8 million, or $0.71 diluted EPS • 3Q23 results include net loss of $0.07 per share related to balance sheet repositioning that should increase EPS going forward • Pre - tax, pre - provision earnings (1) of $33.1 million • ROAA of 0.91% and ROTCE of 13.03% • Total deposits essentially unchanged from end of prior quarter • Loan - to - deposit ratio declined to 98% from 99% at end of prior quarter • Increase in brokered time deposits to offset other high cost funding • Selective approach to new loan production in current environment with focus on clients that provide full banking relationships • New loan production net of payoffs/paydowns in the quarter helped offset continued runoff in GreenSky portfolio and the planned reduction in equipment finance • Asset quality metrics relatively consistent with prior quarter • Strong financial performance and prudent balance sheet management resulted in increase in most capital ratios • CET1 ratio increased 13bps to 8.16% at the end of the current quarter Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix.

Loan Portfolio • Total loans decreased $86.5 million from prior quarter to $6.28 billion • Decrease primarily driven by decline in equipment finance portfolio of $50.7 million and continued runoff of GreenSky portfolio of $62.8 million • Growth in construction portfolio driven by fundings on existing lines, primarily for multifamily • We expect the equipment finance balances to continue to decrease in order to reduce our concentration within overall loan portfolio Loan Portfolio Mix (in millions, as of quarter - end) 3Q 2023 2Q 2023 3Q 2022 Commercial loans and leases $ 2,057 $ 2,108 $ 1,994 Commercial real estate 2,412 2,444 2,466 Construction and land development 417 367 226 Residential real estate 375 371 356 Consumer 1,020 1,077 1,156 Total Loans $ 6,281 $ 6,367 $ 6,198 Total Loans ex. Commercial FHA Lines and PPP $ 6,232 $ 6,337 $ 6,144 $6,198 $6,306 $6,354 $6,367 $6,281 4.83% 5.26% 5.65% 5.80% 5.93% Total Loans 1Q 2023 2Q 2023 Average Loan Yield 3Q 2022 4Q 2022 3Q 2023 Total Loans and Average Loan Yield (in millions, as of quarter - end) 27 27

Total Deposits • Total deposits decreased $21.5 million from end of prior quarter • Noninterest - bearing deposits relatively stable as continued movement of funds into interest - bearing accounts was offset by new commercial and small business relationships • Managing rates on deposits in order to continue growing our deposit base through new and expanded relationships with retail and commercial clients • Increase in brokered CDs replaced other higher cost funding Deposit Mix (in millions, as of quarter - end) 3Q 2022 2Q 2023 3Q 2023 $ 1,362 $ 1,163 $ 1,155 Noninterest - bearing demand Interest - bearing: 2,568 2,500 2,572 Checking 1,125 1,226 1,091 Money market 704 624 582 Savings 621 841 886 Time 14 73 119 Brokered time $ 6,395 $ 6,427 Total Deposits $ 6,405 $6,395 $6,365 $6,425 $6,427 $6,405 2.32% 2.09% 1.70% 1.23% 0.65% 4Q 2022 1Q 2023 Total Deposits Cost of Deposits 3Q 2022 2Q 2023 3Q 2023 Total Deposits and Cost of Deposits (in millions, as of quarter - end) 27 28

Deposit Type Trend Deposits by Type Trend (in millions) $4,074 $4,544 $5,101 $6,111 $6,365 $6,405 2018 2019 Non Int Bearing Demand Interest Bearing Checking Money Market Savings Time Brokered Time 2020 2021 2022 3Q 2023 27 29

Deposit Summary as of September 30, 2023 Deposits by Channel (in millions) Commercial Deposits by NAICS Code (in millions) All Other category made up of over 110 NAICS with Regulation of Agricultural Marketing and Commodities being the largest at $16 million $6.41 billion $0.94 billion $2,756 43.0% $940 14.7% $1,019 15.9% $228 3.6% $326 5.1% $711 11.1% $425 6.6% Retail Deposits Commercial Deposits Servicing Deposits Public Funds Brokered Deposits ICS Reciprocal Other 22.9% 13.3% 5.8% 9.3% 7.9% 1.4% 4.6% 3.4% 1.2% 3.7% 2.2% 4.1% 4.1% 1.5% 11.9% 2.7% Finance & Insurance RE, Rental & Leasing Manufacturing Other Services Skilled/Memory Care Construction Admin, Support, Waste Mgmt & Remediation Retail Trade Agriculture, Forestry, Fishing & Hunting Wholesale Trade Professional, Scientific & Tech Services Gasoline Station & C Stores Accom & Food NAICS code unavailable All Other Health Care 27 30

Uninsured Deposits Average Deposit Balance per Account = $34,000 Uninsured Deposits June 30, 2023 September 30, 2023 (in millions) $ 1,654 $ 1,737 Call Report Uninsured Estimate 26% 27 % Call Report Estimated Uninsured Deposits to Total Deposits (30) (44) Less: Affiliate Deposits (MSB owned funds) (50) (49) Less: Additional structured FDIC coverage (363) (367) Less: Collateralized Deposits $ 1,211 $ 1,277 Estimated uninsured deposits excluding items above 19% 20 % Estimated Uninsured Deposits to Total Deposits $ 6,427 $ 6,405 Total Deposits 27 31

32 Investment Portfolio As of September 30, 2023 Fair Value of Investments by Type 0.2% 10.7% 62.0% 8.7% 2.7% 5.9% 9.8% Treasuries US GSE & US Agency MBS - agency MBS - non agency State & Muni CLOs Corporate • All Investments are classified as Available for Sale • Average T/E Yield is 3.60% • Average Duration is 5.19 years • Purchased $59 million with T/E Yield of 6.07%, Sold $71 million with T/E Yield of 2.46% in 3Q23 Investments by Yield and Duration Investment Mix & Unrealized Gain (Loss) Unrealized Gain (Loss) Book Value Fair Value (in millions) $ — $ 2 $ 2 Treasuries (4) 93 89 US GSE & US Agency (96) 613 517 MBS - agency (5) 78 73 MBS - non agency (10) 60 50 State & Municipal (1) 23 22 CLOs (13) 95 82 Corporate $ (129) $ 964 $ 835 Total Investments 0 1 2 3 4 5 6 7 8 Duration Yield 7.0% 6.0% 5.0% 4.0% 3.0% 2.0% 1.0% 0.0% $835 million 32

Balance Sheet Repositioning 3Q23 Financial Impact (after tax) (in millions) On - going 3Q2023 Annualized Company - Owned Life Insurance Optimization $ (1.1) $ (4.5) Surrendered policies - $51 million at 2.19%; tax penalty of $4.5 million 4.6 6.6 Purchased policies - $100 million at 4.56%; enhancement fee of $6.6 million $ 3.5 $ 2.1 Net income on company - owned life insurance transactions Other Balance Sheet repositioning transactions $ (1.2) $ (3.6) Sold investment securities - $71 million at 2.46%; loss of $4.9 million 0.7 — Retired FHLB advances - $17 million at 5.45%; retired at par $ (0.5) $ (3.6) Net loss on other transactions $ 3.0 $ (1.5) After tax impact $ 0.13 $ (0.07) EPS *Approximate 6 - month earn - back 33 33

Liquidity Overview Liquidity Sources (in millions) September 30, 2023 June 30, 2023 $ 160.7 $ 132.1 Cash and Cash Equivalents 343.5 258.1 Unpledged Securities 857.2 883.9 FHLB Committed Liquidity 184.1 759.8 FRB Discount Window Availability $ 1,545.5 $ 2,033.9 Total Estimated Liquidity $ 330.0 $ 364.0 Conditional Funding Based on Market Conditions Additional Credit Facility $ 400.0 $ 500.0 Brokered CDs (additional capacity) 33 34

Net Interest Income/Margin (in millions) • Net interest income down slightly from prior quarter as higher average balance of interest - earning assets was offset by an increase in cost of interest - bearing liabilities • As expected, net interest margin stabilized with just a 3 bp decrease from prior quarter as the increase in cost of deposits slightly exceeded the increase in the average yield on earning assets • Average rate on new and renewed loan originations decreased 15 bps to 7.86% in September 2023 from 8.01% in June 2023 • Net interest margin expected to continue to be relatively stable as the pace of Fed rate increases slow, loan portfolio continues to reprice, and the impact of repositioning in the investment portfolio is realized Net Interest Income Net Interest Margin $58.8 $58.6 $63.6 $64.0 $60.5 $0.3 $0.5 $0.4 $0.4 $0.2 NII 1Q 2023 2Q 2023 Accretion Income 3Q 2022 4Q 2022 3Q 2023 3.63% 3.50% 3.39% 3.23% 3.20% 0.03% 0.02% 0.02% 0.02% 0.01% NIM 1Q 2023 2Q 2023 Accretion Income 33 35 3Q 2022 4Q 2022 3Q 2023

Loans & Securities - Repricing and Maturity

Total Loans and Leases (net of unearned income)[1]

(in millions)

As of September 30, 2023	Repricing Term								Rate Structure	
	3 mos or less	3-12 mos	1-3 years	3-5 years	5-10 years	10-15 years	Over 15 years	Total	Adjustable Rate	Fixed Rate
Commercial loans and leases	$ 587	$ 417	$ 606	$ 357	$ 56	$ 4	$ 30	$2,057	$ 616	$ 1,441
Commercial real estate	678	369	668	458	190	15	34	2,412	862	1,550
Construction and land	155	115	97	37	10	—	3	417	277	140
Residential real estate	63	37	44	52	113	49	17	375	176	199
Consumer	255	243	486	29	7	—	—	1,020	1	1,019
Total	$1,738	$1,181	$1,901	$ 933	$ 376	$ 68	$ 84	$6,281	$ 1,932	$ 4,349
% of Total	28 %	19 %	30 %	15 %	6 %	1 %	1 %	100 %	31 %	69 %
Weighted Average Rate	7.59 %	6.02 %	5.30 %	5.17 %	4.71 %	4.24 %	0.90 % [2]	5.94 %	7.57 %	5.22 %

Investment Securities Available for Sale[3]

(in millions)

As of September 30, 2023	Maturity & Projected Cash Flow Distribution					
	1 year or less	1-3 years	3-5 years	5-10 years	Over 10 years	Total
Amortized Cost	$ 129	$ 165	$ 141	$ 345	$ 183	$ 963
% of Total	13 %	17 %	15 %	36 %	19 %	100 %

Notes:

(1) Based on projected principal payments for all loans plus the next reset for floating and adjustable rate loans and the maturity date of fixed rate loans.

(2) Over 15 years category includes all nonaccrual loans and leases.

(3) Projected principal cash flows for securities. Differences between amortized cost and total principal are included in Over 10 years.

Midland States Bancorp, Inc.

36

Wealth Management Assets Under Administration (in millions) Wealth Management Revenue (in millions) $3,355 $3,505 $3,503 $3,595 $3,501 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 $6.20 33 37 $6.23 $6.41 $6.27 $6.29 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3Q 2023 • Assets under administration and Wealth Management fees remained relatively stable from 2Q23 to 3Q23, as declines in market values were partially offset by addition of new client assets from new business development efforts • Formed Midland Wealth Advisors, a registered investment advisor 2Q23 • Implementing additional technology, expected to go live 4Q23 • Adding to team, including investment officers and wealth advisors, one wealth advisor in 3Q23 with more expected in 4Q23

Noninterest Income • Noninterest income decreased 3% from prior quarter • 3Q23 noninterest income included $5.0 million loss on sale of investment securities and $6.6 million enhancement fee on company - owned life insurance resulting from balance sheet repositioning • Excluding impact of balance sheet repositioning, most line items were relatively consistent with the prior quarter • Noninterest income expected to be in the range of $17.2 - $17.5 million in 4Q23 Noninterest Income (in millions) $15.8 $33.8 $15.8 $18.8 $18.2 Wealth Management Interchange Service Charges on Deposits Residential Mortgage All Other 3Q 2022 33 38 4Q 2022 1Q 2023 2Q 2023 3Q 2023

39 Noninterest Expense and Operating Efficiency 39 Noninterest Expense and Efficiency Ratio (1) (Noninterest expense in millions) $43.5 $44.5 $42.9 $42.0 $49.9 $3.3 54.3% 58.3% 57.6% 55.0% 55.8% 3Q 2022 4Q 2022 Total Noninterest Expense 1Q 2023 2Q 2023 Adjustments to Noninterest Expense Efficiency Ratio 3Q 2023 Notes: (1) Represents a non - GAAP financial measure. See “Non - GAAP Reconciliation” in the appendix. • Efficiency Ratio (1) was 55.8% in 3Q 2023 vs. 55.0% in 2Q 2023 • Disciplined expense control resulted in slight declines in most line items compared to the prior quarter • Near - term operating expense run - rate expected to be approximately $43.5 - $44.5 million ◦ Favorable heath care claims in 3Q not expected to continue ◦ Staffing additions to support growth in BaaS, Wealth, and Community Banking

Capital Ratios and Strategy • Capital initiatives increased CET1 to 8.16% from 7.77% at 12/31/22 with limited buybacks below TBV • Internal capital generated from strong profitability and slower balance sheet growth expected to raise TCE ratio to 7.00% - 7.75% by the end of 2024 • Capital actions and strong profitability expected to enable MSBI to raise capital ratios while maintaining current dividend payout Capital Strategy Capital Ratios (as of September 30, 2023 ) 6.09% 8.16% 9.67% 10.62% 12.84% 11.21% 10.21% 11.21% 12.13% Consolidated Bank Level TCE/TA 40 40 Common Eq. Tier 1 Tier 1 Leverage Tier 1 RBC Total RBC

Outlook 40 41

Outlook 40 42 • Prudent risk management will remain top priority while economic uncertainty remains with business development efforts focused on adding new commercial and retail deposit relationships • Continue generating strong financial performance while maintaining conservative approach to new loan production to build capital and liquidity • Planned reduction in the consumer portfolio will continue to be utilized to fund new commercial loan production, add to the securities portfolio and pay off higher cost funding sources with net impact likely being earnings neutral, but capital accretive • Modest additional repositioning in the investment portfolio should continue to support increase in average yields and a stable net interest margin • Maintain disciplined expense management while also making long - term investments to support growth in Wealth Management business and development of Banking - as - a - Service platform • Two Banking - as - a - Service partnerships launching in 4 Q 23 focused on low - cost deposit generation and fee income with BaaS initiative expected to start making a meaningful contribution during 2024 • Strength of balance sheet expected to provide opportunities to capitalize on current environment to add new clients that will contribute to continued long - term profitable growth and increase in franchise value

Long - Term Formula for Enhancing Shareholder Value Disciplined Balance Sheet Growth Improving Operating Efficiencies Stable Sources of Recurring Income Accretive M&A Transactions Earnings Growth, Improving Returns and Enhanced Franchise Value 40 43 + + + =

APPENDIX 40 44

45 ESG: A Framework for Sustainability 45 Environmental Facilities • Our Corporate HQ, built in 2011, is LEED (Silver) Certified. • We have installed solar power in 10 Midland locations. • We have made more than $50 million of credit available for residential solar projects since 2011. • We have also completed more than $540 million of financing for 18 “green” (LEED, Energy Star, etc.) multi - family/health care facilities since 2017. Paper Reduction • More than 50% of our customers use paperless statements and we have had a paper elimination program in place since 2010. Social Community Outreach • We have been serving families and businesses since 1881 , offering products and services based on the needs of our customers • We work with more than 150 low - to - moderate income (LMI) and minority focused community groups to insure we address the needs of each of our markets . • The Midland Institute CEO Program, a unique program designed to teach entrepreneurship to high school students, was created in 2010. In 2022, more than 60 programs, serving 288 high schools in 10 states, now utilize this powerful program for energizing tomorrow’s business leaders. Culture and People • Since 2008 Midland has provided all employees personal and professional development training. • Midland’s Advanced Study for Talent Enrichment and Resource Training (MASTERS) program serves to develop future leaders of the Company. To date 65% of participants have been women or minority employees. • Midland launched its Diversity & Inclusion Council in April 2020 to focus on diversity in the workplace and workforce. • We offer paid time off for all employees to contribute their time and talents to recognized charities, causes or not - for - profit organizations, making a positive difference in their communities. Philanthropy • For the 2019 - 2021 Exam Period, we were credited for $132.5 million in community development loans. • Since its creation in 2011, the Midland States Bank Foundation has contributed more than $1.6 million to non - profit organizations throughout Midland’s footprint. Financial Education • Since 2015 we have held more than 240 financial literacy seminars in LMI/ minority neighborhoods in our footprint. CRA, Community Development and Financial Inclusion • We have provided $877 million in financing for 148 affordable and multi - family and health care projects since 2015. • Through our Believable Banking® Residential Mortgage and Home Improvement Loan Programs we have made more than $97.3 million of loans to families underserved by traditional loan programs. • Our banking products and services are offered through our personal bankers and online with materials designed to clearly describe the features, costs and alternatives available to our customers, including through dual - language materials and our ADA compliant website. Governance Reputation and Ethics • Midland States Bank was one of the first in the nation to have a woman on its board (1903). • Our board composition includes 45% women and minorities, and our criteria for identifying directors includes seeking diverse individuals. • Our Code of Business Conduct and Ethics is available at investors.midlandsb.com. Oversight of Strategy and Risk • The Company’s Chair and CEO roles been separate since the Company’s inception (1988). • All directors continuing after our May 2020 Annual Meeting of Shareholders, except our CEO, are “independent” pursuant to applicable SEC/NASDAQ rules. • Our Board of Directors has established a Risk and Compliance Committee to oversee all aspects of risk and compliance management across our enterprise • Consistent with COSO’s 2017 Enterprise - Wide Risk Management (ERM) Framework, our ERM program employs business process risk ownership and the “three lines of defense” model. Data Security • We utilize data security programs and a privacy policy under which we do not sell or share customer information with nonaffiliated entities. Executive Compensation • Our executive compensation, including all performance related compensation, is evaluated annually by Risk Management to ensure consistency with Federal Reserve Safety and Soundness requirements, and the Interagency Guidance on Sound Incentive Compensation Policies issued jointly by the federal regulatory agencies. • All cash and equity incentive programs for executive officers include performance metrics and/or four - year vesting periods.

MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON - GAAP FINANCIAL MEASURES (unaudited) Tangible Book Value Per Share For the Year Ended 2022 2021 2020 2019 2018 2017 (dollars in thousands, except per share data) $ 758,574 $ 663,837 $ 621,391 $ 661,911 $ 608,525 $ 449,545 Shareholders' Equity to Tangible Common Equity Total shareholders' equity — GAAP (110,548) — — — (2,781) (2,970) Adjustments: Preferred Stock (161,904) (161,904) (161,904) (171,758) (164,673) (98,624) Goodwill (20,866) (24,374) (28,382) (34,886) (37,376) (16,932) Other intangible assets, net 465,256 477,559 431,105 455,267 403,695 331,019 Tangible common equity (83,797) 5,237 11,431 7,442 (2,108) 1,758 Less: Accumulated other comprehensive income (AOCI) $ 549,053 $ 472,322 $ 419,674 $ 447,825 $ 405,803 $ 329,261 Tangible common equity excluding AOCI 22,214,913 22,050,537 22,325,471 24,420,345 23,751,798 19,122,049 Common Shares Outstanding $ 20.94 $ 21.66 $ 19.31 $ 18.64 $ 17.00 $ 17.31 Tangible Book Value Per Share $ 24.72 $ 21.42 $ 18.80 $ 18.34 $ 17.09 $ 17.22 Tangible Book Value Per Share excluding AOCI 46 46

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

	For The Year Ended					
(dollars in thousands, except per share data)	2017	2018	2019	2020	2021	2022
Income before income taxes - GAAP	$ 26,471	$ 50,805	$ 72,471	$ 32,014	$ 99,112	$ 129,838
Adjustments to noninterest income:						
(Gain) on sales of investment securities, net	(222)	(464)	(674)	(1,721)	(537)	230
(Gain) on termination of hedged interest rate swaps	—	—	—	—	(2,159)	(17,531)
Other income	67	(89)	29	17	(48)	—
Total adjustments to noninterest income	(155)	(553)	(645)	(1,704)	(2,744)	(17,301)
Adjustments to noninterest expense:						
Impairment related to facilities optimization	(1,952)	—	(3,577)	(12,847)	—	—
(Loss) gain on mortgage servicing rights held for sale	(4,059)	(458)	490	(1,692)	(222)	(3,250)
FHLB advances prepayment fees	—	—	—	(4,872)	(8,536)	—
Loss on repurchase of subordinated debt	—	—	(1,778)	(193)	—	—
Integration and acquisition expenses	(17,738)	(24,015)	(5,493)	(2,309)	(4,356)	(347)
Total adjustments to noninterest expense	(23,749)	(24,473)	(10,358)	(21,913)	(13,114)	(3,597)
Adjusted earnings pre tax - non-GAAP	50,065	74,725	82,184	52,223	109,482	116,134
Adjusted earnings tax	15,170	17,962	19,358	12,040	26,261	27,113
Adjusted earnings - non-GAAP	34,895	56,763	62,826	40,183	83,221	89,021
Preferred stock dividends, net	83	141	46	—	—	3,169
Adjusted earnings available to common shareholders	$ 34,812	$ 56,622	$ 62,780	$ 40,183	$ 83,221	$ 85,852
Adjusted diluted earnings per common share	$ 1.89	$ 2.39	$ 2.54	$ 1.70	$ 3.65	$ 3.79
Adjusted return on average tangible common equity	11.32 %	15.00 %	14.44 %	9.24 %	18.33 %	18.59 %

47

Midland
States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Efficiency Ratio Reconciliation

	For the Year Ended						
	2016	2017	2018	2019	2020	2021	2022
(dollars in thousands)							
Noninterest expense - GAAP	$ 121,289	$ 152,997	$ 191,643	$ 175,641	$ 184,010	$ 175,069	$ 175,662
Adjustments to noninterest expense:							
Impairment related to facilities optimization	(2,099)	(1,952)	—	(3,577)	(12,847)	—	—
(Loss) gain on mortgage servicing rights held for sale	—	(4,059)	(458)	490	(1,692)	(222)	(3,250)
FHLB advances prepayment fees	—	—	—	—	(4,872)	(8,536)	—
Loss on repurchase of subordinated debt	(511)	—	—	(1,778)	(193)	—	—
Net expense from FDIC loss share termination	(351)	—	—	—	—	—	—
Integration and acquisition expenses	(2,343)	(17,738)	(24,015)	(5,493)	(2,309)	(4,356)	(347)
Adjusted noninterest expense	$ 115,985	$ 129,248	$ 167,170	$ 165,283	$ 162,097	$ 161,955	$ 172,065
Net interest income - GAAP	105,254	129,662	180,087	189,815	199,136	207,675	245,735
Effect of tax-exempt income	2,579	2,691	2,095	2,045	1,766	1,543	1,283
Adjusted net interest income	107,833	132,353	182,182	191,860	200,902	209,218	247,018
Noninterest income - GAAP	72,057	59,362	71,791	75,282	61,249	69,899	79,891
Adjustments to noninterest income:							
Impairment (recapture) on commercial mortgage	3,135	2,324	(450)	2,139	12,337	7,532	1,263
(Gain) on sales of investment securities, net	(14,702)	(222)	(464)	(674)	(1,721)	(537)	230
(Gain) on termination of hedged interest rate swaps	—	—	—	—	—	(2,159)	(17,531)
Other income	608	67	(89)	29	17	(48)	—
Adjusted noninterest income	61,098	61,531	70,788	76,776	71,882	74,687	63,853
Adjusted total revenue	$ 168,931	$ 193,884	$ 252,970	$ 268,636	$ 272,784	$ 283,905	$ 310,871
Efficiency ratio	68.66 %	66.66 %	66.08 %	61.53 %	59.42 %	57.05 %	55.35 %

Midland States Bancorp, Inc.

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited)

Adjusted Earnings Reconciliation

(dollars in thousands, except per share data)	For The Quarter Ended September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Income before income taxes - GAAP	$ 29,575	$ 28,820	$ 28,666	$ 43,902	$ 29,380
Adjustments to noninterest income:					
Loss on sales of investment securities, net	4,961	869	648	—	129
(Gain) on termination of hedged interest rate swaps	—	—	—	(17,531)	—
(Gain) on repurchase of subordinated debt	—	(676)	—	—	—
Company-owned life insurance enhancement fee	(6,640)	—	—	—	—
Total adjustments to noninterest income	(1,679)	193	648	(17,531)	129
Adjustments to noninterest expense:					
(Loss) on mortgage servicing rights held for sale	—	—	—	(3,250)	—
Integration and acquisition expenses	—	—	—	—	68
Total adjustments to noninterest expense	—	—	—	(3,250)	68
Adjusted earnings pre tax - non-GAAP	27,896	29,013	29,314	29,621	29,441
Adjusted earnings tax	8,389	7,297	7,069	7,174	5,873
Adjusted earnings - non-GAAP	19,507	21,716	22,245	22,447	23,568
Preferred stock dividends	2,229	2,228	2,228	—	—
Adjusted earnings available to common shareholders	$ 17,278	$ 19,488	$ 20,017	$ 22,447	$ 23,568
Adjusted diluted earnings per common share	$ 0.78	$ 0.87	$ 0.88	$ 0.85	$ 1.04
Adjusted return on average assets	0.98 %	1.10 %	1.15 %	1.13 %	1.22 %
Adjusted return on average shareholders' equity	10.03 %	11.21 %	11.76 %	11.89 %	13.34 %
Adjusted return on average tangible common equity	14.24 %	16.10 %	17.11 %	16.80 %	20.24 %

Adjusted Pre-Tax, Pre-Provision Earnings Reconciliation

(dollars in thousands)	For the Quarter Ended September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Adjusted earnings pre tax - non-GAAP	$ 27,896	$ 29,013	$ 29,314	$ 29,621	$ 29,441
Provision for credit losses	5,168	5,879	3,135	3,544	6,974
Impairment on commercial mortgage servicing rights	—	—	—	—	—
Adjusted pre-tax, pre-provision earnings - non-GAAP	$ 33,064	$ 34,892	$ 32,449	$ 33,165	$ 36,415
Adjusted pre-tax, pre-provision return on average assets	1.66 %	1.76 %	1.67 %	1.68 %	1.89 %

49

Midland States Bancorp, Inc.

MIDLAND STATES BANCORP, INC. RECONCILIATIONS OF NON - GAAP FINANCIAL MEASURES (unaudited) (continued) Efficiency Ratio Reconciliation For the Quarter Ended September 30, December 31, March 31, June 30, September 30, 2022 2022 2023 2023 2023 $ 43,496 $ 49,943 $ 44,482 $ 42,894 $ 42,038 (dollars in thousands) Noninterest expense - GAAP — (3,250) — — — Loss on mortgage servicing rights held for sale 68 — — — — Integration and acquisition expenses $ 43,564 $ 46,693 $ 44,482 $ 42,894 $ 42,038 Adjusted noninterest expense $ 64,024 $ 63,550 $ 60,504 $ 58,840 $ 58,596 Net interest income - GAAP 307 286 244 195 205 Effect of tax - exempt income 64,331 63,836 60,748 59,035 58,801 Adjusted net interest income 15,826 33,839 15,779 18,753 18,185 Noninterest income - GAAP — — — — — Impairment on commercial mortgage servicing rights 129 — 648 869 4,961 Loss on sales of investment securities, net — (17,531) — — — (Gain) on termination of hedged interest rate swaps — — — (676) — (Gain) on repurchase of subordinated debt — — — — (6,640) Company - owned life insurance enhancement fee 15,955 16,308 16,427 18,946 16,506 Adjusted noninterest income $ 80,286 $ 80,144 $ 77,175 $ 77,981 $ 75,307 Adjusted total revenue 54.26% 58.26% 57.64% 55.01% 55.82 % Efficiency ratio 49 50

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (unaudited) (continued)

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of				
(dollars in thousands, except per share data)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Shareholders' Equity to Tangible Common Equity					
Total shareholders' equity—GAAP	$ 764,250	$ 776,821	$ 775,643	$ 758,574	$ 739,279
Adjustments:					
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(110,548)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(17,238)	(18,367)	(19,575)	(20,866)	(22,198)
Tangible common equity	$ 474,560	$ 486,002	$ 483,616	$ 465,256	$ 444,629
Less: Accumulated other comprehensive income (AOCI)	(101,181)	(84,719)	(77,797)	(83,797)	(78,383)
Tangible common equity excluding AOCI	$ 575,741	$ 570,721	$ 561,413	$ 549,053	$ 523,012
Total Assets to Tangible Assets:					
Total assets—GAAP	$ 7,975,925	$ 8,034,721	$ 7,930,174	$ 7,855,501	$ 7,821,877
Adjustments:					
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(17,238)	(18,367)	(19,575)	(20,866)	(22,198)
Tangible assets	$ 7,796,783	$ 7,854,450	$ 7,748,695	$ 7,672,731	$ 7,637,775
Common Shares Outstanding	21,594,546	21,854,800	22,111,454	22,214,913	22,074,740
Tangible Common Equity to Tangible Assets	6.09 %	6.19 %	6.24 %	6.06 %	5.82 %
Tangible Book Value Per Share	$ 21.98	$ 22.24	$ 21.87	$ 20.94	$ 20.14
Tangible Book Value Per Share excluding AOCI	$ 26.66	$ 26.11	$ 25.39	$ 24.72	$ 23.69

Return on Average Tangible Common Equity (ROATCE)

	For the Quarter Ended				
(dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Net income available to common shareholders	$ 15,813	$ 19,347	$ 19,544	$ 29,703	$ 23,521
Average total shareholders' equity—GAAP	$ 771,625	$ 776,791	$ 767,186	$ 749,183	$ 700,866
Adjustments:					
Preferred Stock	(110,548)	(110,548)	(110,548)	(110,548)	(54,072)
Goodwill	(161,904)	(161,904)	(161,904)	(161,904)	(161,904)
Other intangible assets, net	(17,782)	(18,937)	(20,184)	(21,504)	(22,859)
Average tangible common equity	$ 481,391	$ 485,402	$ 474,550	$ 455,227	$ 462,031
ROATCE	13.03 %	15.99 %	16.70 %	25.89 %	20.20 %

51

Midland States Bancorp, Inc.